Registration No. 333-15947

Registration No. 333-62039

Registration No. 333-92169

Registration No. 333-43152

Registration No. 333-63116

Registration No, 333-85244

Registration No. 333-107157

Registration No. 333-128525

Registration No. 333-135122

Registration No. 333-148226

Registration No. 333-152501

Registration No. 333-161142

Registration No. 333-169580

Registration No. 333-187947

Registration No. 333-195920

Registration No. 333-205613

Registration No. 333-223387

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-15947

POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-62039

POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-92169

POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-43152

POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-63116

POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-85244

POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-107157

POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-128525

POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-135122

POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-148226

POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-152501

POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-161142

POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-169580

POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-187947

POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-195920

POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-205613

POST-EFFECTIVE AMENDMENT NO. 2 to FORM S-8 REGISTRATION STATEMENT NO. 333-195920

POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-223387

UNDER

THE SECURITIES ACT OF 1933

ARADIGM CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

California

(State or Other Jurisdiction of Incorporation)

94-3133088

(I.R.S. Employee Identification Number)

39655 Eureka Drive

Newark, CA 94560

(510) 265-9000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John M. Siebert

Acting Principal Executive Officer

Aradigm

Corporation.

39655 Eureka Drive

Newark, CA 94560

(5108) 265-9000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Aradigm Corporation Employee Stock Purchase Plan

Aradigm Corporation 2005 Equity Incentive Plan

Aradigm Corporation 2015 Equity Incentive Plan

(Full title of the plans)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (this “Amendment”) relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) filed by Aradigm Corporation, Inc., a California corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”):

•	Registration Statement on Form S-8 (No. 333-15947), filed with the SEC on November 12, 1996;

•	Registration Statement on Form S-8 (No. 333-62039), filed with the SEC on August 21, 1998;

•	Registration Statement on Form S-8 (No. 333-92169), filed with the SEC on December 6, 1999;

•	Registration Statement on Form S-8 (No. 333-43152), filed with the SEC on August 7, 2000;

•	Registration Statement on Form S-8 (No. 333-63116), filed with the SEC on June 15, 2001;

•	Registration Statement on Form S-8 (No. 333-85244), filed with the SEC on March 29, 2002;

•	Registration Statement on Form S-8 (No. 333-107157), filed with the SEC on July 18, 2003;

•	Registration Statement on Form S-8 (No. 333-128525), filed with the SEC on September 23, 2005;

•	Registration Statement on Form S-8 (No. 333-135122), filed with the SEC on June 19, 2006;

•	Registration Statement on Form S-8 (No. 333-148226), filed with the SEC on December 20, 2007;

•	Registration Statement on Form S-8 (No. 333-152501), filed with the SEC on July 24, 2008;

•	Registration Statement on Form S-8 (No. 333-161142), filed with the SEC on August 7, 2009;

•	Registration Statement on Form S-8 (No. 333-169580), filed with the SEC on September 24, 2010;

•	Registration Statement on Form S-8 (No. 333-187947), filed with the SEC on April 16, 2013;

•	Registration Statement on Form S-8 (No. 333-195920), filed with the SEC on May 13, 2014;

•	Registration Statement on Form S-8 (No. 333-205613), filed with the SEC on July 10, 2015;

•	Registration Statement on Form S-8 (No. 333-195920), filed with the SEC on May 13, 2014, as amended by Post-Effective Amendment No. 1 on August 9, 2016;

•	Registration Statement on Form S-8 (No. 333-223387), filed with the SEC on March 2, 2018;

The purpose of this Amendment is to deregister all remaining securities available for issuance under the Registration Statements.

On June 29, 2020, the Company’s Modified Combined Chapter 11 Plan and Disclosure Statement of Aradigm Corporation, dated June 10, 2020, under chapter 11 of Title 11 of the United States Code, as confirmed by the United States Bankruptcy Court for the Northern District of California on June 12, 2020, became effective and all outstanding securities of the Company were cancelled. Accordingly, the Company is filing this Amendment to remove from registration all securities registered pursuant to the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARADIGM CORPORATION

Dated: June 29, 2020	By:	/s/ John M. Siebert
	Name:	John M. Siebert
	Title:	Acting Principal Executive Officer

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